SECOND AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This Second Amendment ("Second Amendment") to Agreement of Sale and Escrow Agreement is entered into as of April 15, 1997, by and between HARBOUR REALTY ADVISORS, INC., as Purchaser, and COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois Limited Partnership, as Seller.

                                   RECITALS

     A. Purchaser and Seller hereto have entered into an Agreement of Sale dated March 26, 1997 ("Agreement") for the purchase and sale of the apartment project known as Courtyards of Kendall Apartments which Agreement was amended by a First Amendment to Agreement of Sale ("First Amendment") dated as of April 10, 1997.

     B. Purchaser and Seller have also entered into an Escrow Agreement dated as of March 26, 1997.

     C. Purchaser and Seller now wish to amend the Agreement and the Escrow Agreement.

     NOW, THEREFORE, the Agreement and the Escrow Agreement are amended as follows:

     1. The Approval Period has expired and Purchaser hereby approves the condition of the Property and the Documents.

     2. Seller agrees that Purchaser shall have until May 15, 1997 to obtain a commitment for $9.7 million mortgage financing for the acquisition of the Property.

     3. Paragraph 2b of the Agreement is hereby modified to provide that the $100,000 Additional Earnest Money shall be deposited with the Escrow Agent on or before May 15, 1997.

     4. Paragraph 2 of the Escrow Agreement is hereby deleted in its entirety and the following is inserted in its place:

          If the Purchaser shall not have delivered to Escrow Agent, on or before 5:00 P.M. Central Time, May 15, 1997, an additional deposit of $100,000.00 ("Additional Earnest Money"), provided Purchaser shall not have delivered to Escrow Agent a statement setting forth that Purchaser has not obtained its mortgage finance commitment (in which case the Ernest Money shall be returned to Buyer and this Agreement shall be null and void), then on the opening of business on the first business day after May 15, 1997, Escrow Agent shall deliver all funds then held in the escrow to Seller.

     5. Except as modified herein, all other terms and conditions of the Agreement (as amended by the First Amendment) and the Escrow Agreement remain in full force and effect.

     6. All capitalized terms used herein shall have the same meaning as in the Agreement and Escrow Agreement.
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     7.   This Second Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

                              PURCHASER:

                              HARBOUR REALTY ADVISORS, INC.

                              By:  /s/Bob Dorfman
                                   -------------------------------


                              SELLER:

                              COURTYARDS OF KENDALL LIMITED
                              PARTNERSHIP, an Illinois limited partnership

                              By:  Balcor Partners-XV, an Illinois general
                                   partnership, its general partner

                              By:  RGF-Balcor Associates-II, an Illinois
                                   general partnership, a general partner

                              By:  The Balcor Company, a Delaware
                                   corporation, a general partner

                              By:  /s/Terri Thompson
                                   --------------------------------


                              ACKNOWLEDGED BY ESCROW AGENT:

                              CHARTER TITLE COMPANY

                              By:
                                   --------------------------------
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